COCA-COLA ENTERPRISES INC.

(a Delaware corporation)

$275,000,000 Floating Rate Notes due 2011

TERMS AGREEMENT

Date: May 7, 2008

TO: COCA-COLA ENTERPRISES INC.
2500 Windy Ridge Parkway
Atlanta, Georgia 30339

Re: Underwriting Agreement dated May 7, 2008.

SENIOR DEBT SECURITIES

Title of Senior Debt Securities:  Floating Rate Notes due 2011

Principal amount to be issued: $275,000,000

Current ratings:  A3 (Moody’s); A (S&P); A (Fitch)

Interest Rate:  Three-month LIBOR, reset quarterly, plus 60 basis points

Interest payment dates:  February 6, May 6, August 6 and November 6, beginning August 6, 2008

Date of maturity:  May 6, 2011

Redemption provisions:  None

Sinking fund requirements:  None

Delayed Delivery Contracts:  Not authorized.

Public offering price:  100%, plus accrued interest, if any, from May 12, 2008.

Purchase price:  99.775%, plus accrued interest, if any, from May 12, 2008 (payable in next day funds).

Applicable Time:  4:37 P.M. on May 7, 2008.

Closing date and location with respect to registered Securities:  May 12, 2008 at 9 A.M. (New York City time), at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

Notice to the Underwriters pursuant to Section 11 of the Underwriting Agreement shall be given to:   Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  Debt Capital Markets—Syndicate Desk, Facsimile (212) 797-2202, and J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017, Attention:  Investment Grade Syndicate Desk, Facsimile (212) 834-6081.

Place of delivery of Securities:  New York, New York

Additional Agreement of the Underwriters:  To the agreements of the Underwriters included in Section 10 of the Underwriting Agreement is added the following:

(e)           Each Underwriter represents that it is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering of Securities, and will promptly notify the Company if any such proceeding against it is initiated.

(f)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) the Underwriters represent that the Securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Securities may be made to the public in that Relevant Member State at any time:  (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior written consent of the Underwriters; or (iv) in any other circumstances falling under Article 3(2) of the Prospectus Directive; provided, that no such offers of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(g)           Each Underwriter (1) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act

2000 (the “FSMA”)) received by it in connection with the issue or sale of Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company and (2) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

Name	Principal Amount of Securities
Deutsche Bank Securities Inc.	$110,000,000
J.P. Morgan Securities Inc.	$110,000,000
Loop Capital Markets, LLC	$27,500,000
The Williams Capital Group, L.P.	$27,500,000
Total	$275,000,000

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

By:	/s/ PETER KLOSOWICZ
	Name:	Peter Klosowicz
	Title:	Director

By:	/s/ JARED BIRNBAUM
	Name:	Jared Birnbaum
	Title:	Director

J.P. MORGAN SECURITIES INC.

By:	/s/ STEPEHEN L. SHEINER
	Name:	Stephen L. Sheiner
	Title:	Vice President

Acting on behalf of themselves and the other named Underwriters

Accepted:

COCA-COLA ENTERPRISES INC.

By:	/s/ JOYCE KING-LAVANDER
	Name:	Joyce King-Lavander
	Title:	Vice-President and Treasurer

SCHEDULE I

a.  Issuer Free Writing Prospectuses

 Final term sheet, dated May 7, 2008, a copy of which is attached hereto.

b.  Free Writing Prospectuses

  None.

SCHEDULE II

Free Writing Prospectus
Filed pursuant to Rule 433
May 7, 2008
Registration Statement No. 333-144967
Relating to
Preliminary Prospectus Supplement dated May 7, 2008 to
Prospectus dated July 30, 2007

COCA-COLA ENTERPRISES INC.

Final Term Sheet for $275,000,000 Floating Rate Notes due 2011

Issuer:  Coca-Cola Enterprises Inc.
Securities Offered:  Floating Rate Notes due 2011
Principal Amount:  $275,000,000
Maturity:  May 6, 2011
Public Offering Price:  100%
Interest Rate Basis:  Three-Month LIBOR
Spread:  Plus 60 basis points
Interest Payment and Reset Dates:  Each February 6, May 6, August 6 and November 6, beginning August 6, 2008
Purchase Price by Underwriters:  99.775%
Trade Date:  May 7, 2008
Settlement Date:  T + 3 (May 12, 2008)
CUSIP:  191219 BR4
Joint Book-Running Managers:  Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.
Co-Managers:  Loop Capital Markets, LLC and The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.